 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-259923
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 8, 2021)
ROCKWELL MEDICAL, INC.
844,613 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 7,788,480 Shares of Common Stock (and 7,788,480 shares of Common Stock underlying such Pre-Funded Warrants)
We are offering 844,613 shares of common stock at a public offering price of $1.39 per share (the “Shares”). We are also offering 7,788,480 pre-funded warrants at a public offering price equal to the price per Share being sold to the public in this offering minus $0.0001. Each pre-funded warrant will have a per share exercise price of $0.0001. The pre-funded warrants will be exercisable immediately and may be exercised at any time until the pre-funded warrants are exercised in full. The pre-funded warrants to purchase one share of our common stock will be exercisable beginning on the date of issuance and until they are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.
We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other trading system. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
In a concurrent private placement, we are also selling warrants to purchase up to a total of 9,900,990 shares of common stock and pre-funded warrants to purchase up to a total of 1,267,897 shares of common stock (collectively, the “PIPE Warrants”). Each warrant is being sold at a price of $0.125 per underlying warrant share and will be exercisable at an exercise price of $1.39 per share. Each pre-funded warrant is being sold at a price equal to the price per Share being sold in the public offering, minus $0.0001. The PIPE Warrants and the shares of common stock issuable upon the exercise of the PIPE Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such PIPE Warrants and Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The PIPE Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The PIPE Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in our securities.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RMTI.” On May 27, 2022, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.39 per share. As of May 30, 2022, the aggregate market value of our common stock held by non-affiliates, or the public float, pursuant to General Instruction I.B.6 of Form S-3 was $37,840,455, which was calculated based on 7,818,276 shares of our common stock outstanding held by non-affiliates as of May 30, 2022 and at a price of $4.84 per share, the last reported sale price for our common stock on April 7, 2022. As of the date of this prospectus, we have sold $15,135 of shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus (but excludes this offering).
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
We expect to deliver the shares of common stock and warrants being offered hereby to purchasers on or about June 2, 2022.
The date of this prospectus supplement is May 30, 2022

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock and pre-funded warrants. Before buying any of the common stock or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references in this prospectus supplement to “Rockwell,” “we,” “us,” “our” and “ours” refer to Rockwell Medical, Inc., and include its consolidated subsidiaries where the context so requires.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and pre-funded warrants and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock or pre-funded warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
We are a commercial-stage, biopharmaceutical company developing and commercializing our next-generation parenteral iron technology platform, Ferric Pyrophosphate Citrate (“FPC”), which we believe has the potential to lead to transformative treatments for iron deficiency in multiple disease states, reduce healthcare costs and improve patients’ lives. We are also one of the two major suppliers of life-saving hemodialysis concentrate products to kidney dialysis clinics in the United States.
We have two novel, United States Food and Drug Administration (“FDA”) approved therapies, Triferic and Triferic AVNU, which are the first two products developed from our FPC platform. We market both products to kidney dialysis centers for their patients receiving dialysis. In late 2021, we filed an Investigational New Drug Application (“IND”) with the FDA with the goal to advance our FPC platform strategy by conducting a Phase II trial in the second half of 2022 for the treatment of iron deficiency anemia in patients outside of dialysis, who are receiving intravenous medications in the home infusion setting. The trend toward providing medical care, including the delivery of infused medications at home, makes the home infusion market a rapidly growing area of healthcare. We believe that the home infusion setting is a natural path for expansion of our platform as many of the patients suffer from diseases that are associated with iron deficiency and anemia. In our R&D pipeline, we are also investigating FPC’s impact in the treatment of hospitalized patients with acute heart failure.
At Rockwell Medical, we are dedicated to enhancing the currently sub-optimal standard of care for treatment of iron deficiency in acute and chronic disease by leveraging our proprietary FPC platform technology. Our proprietary drug platform, FPC, is a next-generation parenteral iron therapeutic. We believe our FPC platform has several advantages over other parenteral iron therapies. Importantly, it provides iron that is immediately bioavailable for critical body processes once it is administered. It has been demonstrated to be safe and well-tolerated, with a safety profile similar to placebo in clinical trials.
We are the second largest supplier of hemodialysis concentrates in the United States, with a reputation for excellent service, quality, and reliability. We believe this reputation, which is based on over 25 years of service to the kidney dialysis centers, combined with approximately $60 million in annual revenue, approximately 300 dedicated employees, expertise in manufacturing and logistics and the added expertise in pharmaceutical development and commercialization brought to the Company by recent additions to our management team, provides us with a solid foundation on which to grow.
Corporate Information
We were incorporated in the state of Michigan in 1996, and re-domiciled to the state of Delaware in 2019. Our corporate headquarters are located at 30142 Wixom Road, Wixom, Michigan 48393. Our telephone number is (248) 960-9009 and our Internet website address is www.rockwellmed.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it part of this prospectus supplement.
Reverse Stock Split
On May 9, 2022, the stockholders of the Company authorized our Board of Directors to effect a reverse stock split of all outstanding shares of common stock, warrants and options. The Board of Directors subsequently approved the implementation of a reverse stock split as a ratio of one-for-eleven shares, which became effective on May 13, 2022. All share and per share amounts have been adjusted to give effect to the reverse stock split.

THE OFFERING
Common stock offered by us
844,613 shares of common stock
Pre-funded warrants offered
by us
Pre-funded warrants to purchase an aggregate of 7,788,480 shares of common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.
Common stock to be outstanding after the offering
9,384,591 shares of our common stock, assuming sales of 844,613 shares of our common stock in this offering and without giving effect to the exercise of any portion of the pre-funded warrants.
Concurrent private placement
In a concurrent private placement, we are selling to a single institutional investor (i) warrants to purchase up to a total of 9,900,990 shares of common stock and (ii) pre-funded warrants to purchase up to a total of 1,267,897 shares of common stock. Each warrant is being sold at a price of $0.125 per underlying warrant share and will be exercisable at an exercise price of $1.39 per share. Each pre-funded warrant is being sold at a price equal to the price per Share being sold in the public offering, minus $0.0001. The PIPE Warrants and the Warrant Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such PIPE Warrants and Warrant Shares being offered pursuant to such prospectus supplement and base prospectus and are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The PIPE Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Private Placement Transaction and Warrants.”
Use of Proceeds
We intend to use the net proceeds from this offering to restructure our dialysis business and, pending FDA clearance, to advance the development of FPC for patients with iron deficiency anemia who are receiving home infusion therapy, as well as for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk Factors
Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.
Nasdaq Capital Market symbol
“RMTI”

The number of shares of our common stock to be outstanding after this offering is based on 8,539,978 shares of our common stock outstanding as of March 31, 2022 and excludes:
•
511,116 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2022 at a weighted-average exercise price of $32.01 per share;

•
21,612 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2022;

•
2,402,442 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $18.15 per share as of March 31, 2022; and

•
94,576 shares of common stock reserved for issuance pursuant to future equity awards under our 2018 Incentive Plan as of March 31, 2022, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the PIPE Warrants to be issued to the investors in the concurrent private placement.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering
You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As of March 31, 2022, our net tangible book value was approximately $(5.7) million, or $(0.67) per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on the combined offering price of $1.39 per share of common stock and pre-funded warrants and our as adjusted net tangible book value as of March 31, 2022, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.73 per share with respect to the pro forma net tangible book value of our common stock.
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise such pre-funded warrants and acquire our common stock.
Until holders of pre-funded warrants acquire shares of our common stock upon exercise of such pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may at any time offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein. Our forward-looking statements are subject to risks and uncertainties and include information about our current expectations and possible or assumed future results of our operations. When we use words such as “may,” might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. Our forward-looking statements also include, without limitation, statements about our liquidity and capital resources; our ability to continue to operate as a going concern; our ability to develop FPC for other indications; our ability to successfully execute on our business strategy and development of new indications, and statements regarding our anticipated future financial condition, operating results, cash flows and business plans. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements.  Such business, economic and competitive uncertainties include:
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any further increases in raw material, labor, fuel or other input costs, particularly if we are unable to pass these cost increases along to our customers;

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the duration over which our cash balances will fund our operations;

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our ability to continue as a going concern;

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our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

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our ability to satisfy the covenants in our supply agreements;

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our expectations regarding our ability to enter into marketing and other partnership agreements, including amendments to our existing agreements;

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our ability to comply with affirmative and negative covenants under our secured loan with Innovatus;

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the effects of the COVID-19 pandemic on patients, our customers and distributors, and our business, including manufacturing operations and suppliers, as well as the actions by governments, businesses and individuals in response to the pandemic;

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the acceptance of our products by doctors, patients or payors;

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the availability of adequate reimbursement for our products from insurance companies and the government;

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our ability to use existing inventory before shelf life expiration;

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the safety and efficacy of our products;

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our expectations regarding the timing of submissions to, and decisions made by, the FDA, and other regulatory agencies, including foreign regulatory agencies;

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our ability to secure adequate protection for, and licensure of, our intellectual property;

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our estimates regarding the capacity of manufacturing and other facilities to support our products;

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our ability to successfully commercialize our products;

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the rate and degree of market acceptance and clinical utility of our products;

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our ability to obtain and/or retain major customers and distributors;

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our ability to compete against other companies and research institutions;

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our ability to attract and retain key personnel;

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our expectations for increases or decreases in expenses;

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our expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

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our expectations for generating revenue or becoming profitable on a sustained basis;

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our expectations regarding the effect of changes in accounting guidance or standards on our operating results;

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the impact of healthcare reform laws and other government laws and regulations;

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the impact of potential shareholder activism; and

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the other risks more fully discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. Readers should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. We do not undertake, and expressly disclaim, any intention to update or alter any statements whether as a result of new information, future events or otherwise except as required by law.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the shares of common stock and pre-funded warrants that we are offering and the sale of the PIPE Warrants will be approximately $14.9 million, after deducting estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the PIPE Warrants being offered in the concurrent private placement.
We intend to use the net proceeds from this offering to restructure our dialysis business and, pending FDA clearance, to advance the development of FPC for patients with iron deficiency anemia who are receiving home infusion therapy, as well as for working capital and general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. We therefore cannot estimate with certainty the portion of the net proceeds to be used for each of the purposes described above. We may also find it necessary or advisable to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing obligations, certificates of deposit or obligations of the United States.

DILUTION
If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of March 31, 2022 was approximately $(5.7) million, or $(0.67) per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of securities in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.
After giving effect to this offering (the issuance and sale of 844,613 shares of our common stock and pre-funded warrants to purchase up to an aggregate of 7,788,480 shares of our common stock) and after deducting estimated offering expenses payable by us, and assuming no exercise of the Pre-Funded Warrants or PIPE Warrants, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $6.2 million, or $0.66 per share. This represents an immediate increase of $1.33 in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $0.73 in as adjusted net tangible book value per share to investors purchasing securities in this offering.
Assumed offering price per share		$1.39
Net tangible book value per share as of March 31, 2022	$(0.67)
Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering	$1.33
As adjusted net tangible book value per share after giving effect to this offering		$0.66
Dilution per share to new investors in this offering		$0.73
The above discussion is based on 8,544,225 shares of our common stock outstanding as of March 31, 2022 and excludes:
•
511,116 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2022 at a weighted-average exercise price of $32.01 per share;

•
21,612 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2022;

•
2,402,442 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $18.15 per share as of March 31, 2022; and

•
94,576 shares of common stock reserved for issuance pursuant to future equity awards under our 2018 Incentive Plan as of March 31, 2022, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan.

PLAN OF DISTRIBUTION
We are selling 844,613 shares of common stock and 7,788,480 pre-funded warrants directly to Armistice Capital Master Fund Ltd. The purchase price for each share of common stock is $1.39 and the purchase price for each pre-funded warrant is equal to the price per Share being sold in this offering minus $0.0001.
We are not paying underwriting discounts or commissions in connection with the offering. We expect to receive proceeds from this offering (before expenses) in the amount of $12 million. We estimate that the expenses of this offering payable by us will be approximately $0.1 million.
The shares of our common stock and pre-funded warrants are being offered directly to the purchaser without a placement agent, underwriter, broker or dealer.
We have agreed to indemnify the purchaser and certain of its controlling persons against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any material breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement; or any action instituted against a purchaser or their respective affiliates, by any of our stockholders who is not an affiliate of such purchaser or any governmental or regulatory agency, with respect to this offering (unless such action is based upon a material breach of such purchaser’s representations, warranties or covenants of purchase agreement or any agreements or understandings such purchaser may have with any such stockholder or any material violations by the purchaser of state or federal securities laws or any conduct by such purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).
The purchaser could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Our common stock is traded on The Nasdaq Capital Market under the symbol “RMTI.”
The securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K filed in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

PRIVATE PLACEMENT TRANSACTION AND PIPE WARRANTS
In a concurrent private placement, we are selling to the investors in this offering warrants to purchase up to a total of 9,900,990 shares of common stock and pre-funded warrants to purchase up to a total of 1,267,897 shares of common stock. Each warrant is being sold at a price of $0.125 per underlying warrant share and will be exercisable at an exercise price of $1.39 per share. Each pre-funded warrant is being sold at a price equal to the price per Share being sold in the public offering minus $0.0001.
The exercise price and number of shares of common stock issuable upon the exercise of the PIPE Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the PIPE Warrants.
The PIPE Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Warrants and the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.
All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, San Francisco, California will pass upon the validity of the securities offered hereby.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 included in the Annual Report on Form 10-K of Rockwell Medical, Inc. and Subsidiaries filed on April 8, 2022, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.
DESCRIPTION OF SECURITIES
We are offering shares of our common stock and pre-funded warrants. The following description of our common stock and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the common stock and pre-funded warrants we are offering under this prospectus supplement and the accompanying prospectus.
Common Stock
See “Description of Securities” on page 8 of the accompanying prospectus for a description of the material terms of our common stock.
Pre-Funded Warrants
The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price.   Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability.   The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding common stock (or, at the election of the purchaser, 4.99%). No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round down to the next whole share.
Cashless Exercise.   In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a pre-funded warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Transferability.   Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.
Exchange Listing.   There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.   Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.
Fundamental Transaction.   In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” specified documents that we file with the SEC, which means:
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incorporated documents are considered part of this prospectus;

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we are disclosing important information to you by referring you to those documents; and

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information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities under this prospectus supplement is terminated or completed:
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our Annual Report on Form 10-K for the year ended December 31, 2021 filed on April 8, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022;

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our Current Reports on Form 8-K filed on March 18, 2022, March 21, 2022, April 8, 2022, April 11, 2022, May 9, 2022 and May 13, 2022;

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our Definitive Proxy Statement on Schedule 14A filed on April 8, 2022; and

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the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus supplement, the accompanying prospectus and the incorporated documents.
We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:
Rockwell Medical, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
Attention: Megan Timmins, Secretary
You can also find these filings on our website at www.rockwellmed.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

PROSPECTUS
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS
From time to time, we may issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our shares of common stock are listed on The Nasdaq Global Market under the symbol “RMTI.” The last reported sale price of our common stock on The Nasdaq Global Market on September 28, 2021 was $0.63 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated October 8, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
Unless the context otherwise requires, we use the terms “Rockwell,” “company,” “we,” “us,” and “our” in this prospectus to refer to Rockwell Medical, Inc. and, where appropriate, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.
There are a number of risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus. Such risks, uncertainties, and other factors include, among others, the following risks, uncertainties, and factors:
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our ability to successfully execute on our business strategy and development of new indications;

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our ability to leverage our Ferric Pyrophosphate Citrate (“FPC”) platform to develop new therapies;

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the recent and ongoing COVID-19 pandemic;

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our ability to successfully commercialize Triferic (dialysate) and Triferic AVNU;

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our ability to obtain regulatory approval for our FPC product candidates in the disease states we are investigating;

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the loss or retirement of key personnel;

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our ability to maintain a sufficient workforce in light of labor shortages and increasing labor costs;

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the sufficiency of our liquidity and capital resources;

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our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

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our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; and

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those risk factors identified in this prospectus and the documents incorporated by reference herein.

There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus, including factors disclosed in the sections entitled “Risk Factors” and elsewhere. You should evaluate all forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus in the context of these risks and uncertainties.
We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus and the information incorporated by reference in this prospectus may not contain all of the risks, uncertainties, and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.
All forward-looking statements in this prospectus and the information incorporated by reference in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the information incorporated by reference in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

THE COMPANY
Rockwell is a commercial-stage, biopharmaceutical company developing and commercializing our next-generation parenteral iron technology platform, FPC, which we believe has the potential to lead to transformative treatments for iron deficiency in multiple disease states, that we believe could reduce healthcare costs and improve patients’ lives. We are also one of the two major suppliers of life-saving hemodialysis concentrate products to kidney dialysis clinics in the United States.
Corporate Information
We were incorporated in the state of Michigan in 1996, and re-domiciled to the state of Delaware in 2019. Our headquarters is located at 30142 Wixom Road, Wixom Michigan 48393. Our telephone number is (248) 960-9009 and our website is http://www.rockwellmed.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and other subsequent filings made with the SEC, which are incorporated by reference into this prospectus.
The risks and uncertainties incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to support our operations, to advance the development of FPC, currently indicated for the maintenance of hemoglobin in dialysis, in new indications, as well as for working capital and general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.
Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY
We have no present intention to pay cash dividends on our common stock or our preferred stock. Any determination to pay dividends to holders of our common stock or our preferred stock will be at the discretion of our Board of Directors and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital, and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, business prospects and other factors that our Board of Directors deems relevant. In addition, any future credit agreement may contain, restrictions on payments of cash dividends.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The following is a summary of the material terms of our capital stock, as well as other material terms of certain provisions of Delaware law, our certificate of incorporation (as amended from time to time, our “certificate of incorporation”), and our amended and restated bylaws (as amended from time to time, our “bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”
Our authorized capital stock consists of 170,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.
As of September 1, 2021, 93,888,881 shares of our common stock were issued and outstanding.
Common Stock
Voting
Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.
Dividend Rights
Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of the company, holders of common stock are entitled to share pro rata in any assets available for distribution to stockholders after payment of all obligations of the company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights and shares of common stock are not redeemable. The shares of common stock presently outstanding are duly authorized, validly issued, fully paid and non-assessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.
Classified Board
The directors of the company serve staggered three-year terms. Directors may not be removed without cause. The certificate of incorporation provides that our Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the voting power of the total number of directors then authorized.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt. Our certificate of incorporation authorizes our Board of Directors to issue up to 170,000,000 shares of common stock (less shares already outstanding or reserved for issuance) and up to two million shares of preferred stock without stockholder approval. In addition, our certificate of incorporation provides that stockholder action without a meeting requires the unanimous consent of the stockholders, unless the applicable action has been approved by our Board of Directors prior to execution of the stockholder consent. Our bylaws permit incumbent directors to fill any vacancies on our Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the stockholders. Furthermore, our bylaws require stockholders to give advance notice of director nominations and proposals to be presented at meetings of stockholders.
These provisions may delay stockholder actions with respect to business combinations and the election of new members to our Board of Directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous.
Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. We are currently not subject to Section 203 but may opt in at any time by amending our certificate of incorporation.
Listing
Our common stock is listed and traded on The Nasdaq Global Market under the symbol “RMTI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
Preferred Stock
Our Board of Directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. As of September 1, 2021, there were no shares of preferred stock issued and outstanding.
Debt Securities
The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.
General
The indenture:
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 does not limit the amount of debt securities that we may issue;

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 allows us to issue debt securities in one or more series;

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does not require us to issue all of the debt securities of a series at the same time; and

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 allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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 the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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 the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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 the date or dates, or the method for determining the date or dates, from which interest will accrue;

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 the dates on which interest will be payable;

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 the record dates for interest payment dates, or the method by which we will determine those dates;

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 the persons to whom interest will be payable;

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the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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Any collateral securing the performance of our obligations under the debt securities;

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the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

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 where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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 any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

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the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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 whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

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 whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

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any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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 whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

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any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

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our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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 our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

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certain events of bankruptcy, insolvency or reorganization occur with respect to Rockwell or any restricted subsidiary of Rockwell that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.
The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.
The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.
The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.
Amendment, Supplement and Waiver
Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:
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to cure any ambiguity, omission, defect or inconsistency;

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to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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 to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

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 to create a series and establish its terms;

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 to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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 to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

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 to add a guarantor subsidiary in respect of any series of debt securities;

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 to secure any series of debt securities;

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 to add to the covenants of Rockwell for the benefit of the holders or surrender any right or power conferred upon Rockwell;

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 to appoint a successor trustee with respect to the securities;

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 to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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 to make any change that does not adversely affect the rights of holders; or

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 to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:
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 reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

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 reduce the rate of or extend the time for payment of interest, including defaulted interest;

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reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

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 make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

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modify the ranking or priority of the debt securities of the relevant series;

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release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

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make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

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waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

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 make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance
The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
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 depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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 complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
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 depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.
Transfer and Exchange
A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Concerning the Trustee
The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.
The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others
The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
Governing Law
The laws of the State of New York will govern the indenture and the debt securities.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.
If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

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 identification and description of the separate constituent securities comprising the units;

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 the price or prices at which the units will be issued;

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 the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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 a discussion of certain United States federal income tax considerations applicable to the units; and

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 any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents, if any;

•
the purchase price of the securities and the proceeds we will receive from the sale;

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any options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in the Annual Report on Form 10-K of Rockwell Medical, Inc. and Subsidiaries filed on March 31, 2021, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rockwellmed.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
1.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2021;

2.
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 17, 2021 and August 16, 2021, respectively;

3.
Our Current Reports on Form 8-K, filed with the SEC on June 17, 2021, June 21, 2021 and September 30, 2021; and

4.
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 23, 1998, as well as any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Rockwell Medical, Inc., 30142 Wixom Road, Wixom, MI 48393, telephone: (248) 960-9009. You also may access these filings on our website at www.rockwellmed.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

844,613 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 7,788,480 shares of Common Stock
(and 7,788,480 shares of Common Stock underlying such Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

May 30, 2022